UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GENCO SHIPPING & TRADING LIMITED

(Name of Registrant as Specified in its Charter)

DIANA SHIPPING INC.

SEMIRAMIS PALIOU

SIMEON PALIOS

IOANNIS G. ZAFIRAKIS

MARIA DEDE

MARGARITA VENIOU

EVANGELOS SFAKIOTAKIS

MARIA-CHRISTINA TSEMANI

ANASTASIOS MARGARONIS

KYRIACOS RIRIS

APOSTOLOS KONTOYANNIS

ELEFTHERIOS PAPATRIFON

SIMON FRANK PETER MORECROFT

JANE SIH HO CHAO

JENS ISMAR

PAUL CORNELL

STAR BULK CARRIERS CORP.

PETROS PAPPAS

HAMISH NORTON

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on the table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 9, 2026, Diana Shipping Inc. (“Diana”) issued a press release and updated its website at www.CashforGenco.com. Copies of the materials can be found below:

Press Release

Corporate Contact:

Margarita Veniou

Chief Corporate Development, Governance &

Communications Officer and Board Secretary

Telephone: + 30-210-9470-100

Email: mveniou@dianashippinginc.com

Website: www.dianashippinginc.com

X: @Dianaship

Investor Relations Contact:

Nicolas Bornozis / Daniela Guerrero

Capital Link, Inc.

230 Park Avenue, Suite 1540

New York, N.Y. 10169

Tel.: (212) 661-7566

Email: diana@capitallink.com

Bruce Goldfarb / Chuck Garske / Lisa Patel

Okapi Partners

(212) 297-0720

info@okapipartners.com

Media Contact:

Mark Semer / Grace Cartwright

Gasthalter & Co.

Tel: (212) 257-4170

DianaShipping@gasthalter.com

DIANA SHIPPING INC. ALERTS GENCO SHAREHOLDERS OF INSTITUTIONAL SHAREHOLDER SERVICES’ RECOMMENDATION TO VOTE AGAINST GENCO SHIPPING & TRADING'S POISON PILL

ISS Recommendation Cites Entrenchment Concerns While Diana's $24.80 Per Share All-Cash Offer is on the Table

Glass Lewis Recognizes Diana as a "Serious and Committed Bidder" and Highlights Risks That the Rights Plan May Limit Shareholders' Ability to Evaluate any Current Offer

Genco Board Resists Even Limited, Constructive Board Refresh with Two Independent Nominees

Diana Urges Genco Shareholders to Vote the GOLD Universal Proxy Card "FOR" Jens Ismar and Paul Cornell, "WITHHOLD" on Basil G. Mavroleon and Arthur L. Regan, and "AGAINST" Ratifying Genco's Poison Pill

Athens, Greece – June 9, 2026 – Diana Shipping Inc. (NYSE: DSX) (“Diana” or “the Company”), a global shipping company specializing in the ownership and bareboat charter-in of dry bulk vessels that is the largest shareholder of Genco Shipping & Trading Limited (NYSE: GNK) (“Genco”), today highlighted Institutional Shareholder Services Inc.'s ("ISS") recommendation that Genco shareholders vote AGAINST the ratification of Genco's poison pill. ISS found that the pill's proposed three-year extension raises concern about its potential use as an entrenchment mechanism to prevent shareholders from accepting Diana's $24.80 per share fully financed, all-cash offer or other offers made to Genco shareholders. Glass Lewis & Co. ("Glass Lewis"), which characterized Diana as a "serious and committed bidder," also raised concern that the poison pill may limit shareholders' ability to evaluate Diana’s offer. These perspectives reinforce that voting against the poison pill is an important step toward ensuring shareholders have the opportunity they deserve to assess value creation opportunities that impact their investment.

Genco has structured the poison pill ratification as an advisory vote only, with no binding commitment to honor the result — meaning the Genco Board of Directors (the "Genco Board") retains the right to maintain – and even extend – the poison pill regardless of how shareholders vote. Diana asks: why won't the Genco Board — which has spent millions of dollars blocking access to a fully financed, all-cash offer — commit to remove the poison pill if shareholders vote it down?

Diana urges all Genco shareholders to vote the GOLD universal proxy card “FOR” Jens Ismar and Paul Cornell — two highly qualified, independent drybulk executives who would bring fresh perspectives and constructive change to the Genco Board — and WITHHOLD on Basil G. Mavroleon and Arthur L. Regan, two long-tenured directors whose continued presence on the Genco Board is emblematic of the entrenchment Diana has sought to address throughout this campaign.

Semiramis Paliou, Diana's Chief Executive Officer, commented:

"We have spent six months making the case that Genco shareholders deserve a board willing to engage seriously with a fully financed, premium all-cash offer. The Genco Board has proved time and again that it has no such interest, and the poison pill is the centerpiece of its entrenchment strategy. ISS's recommendation that shareholders vote against Genco's poison pill is a meaningful validation of the concerns we have raised throughout this campaign, and we urge shareholders to vote against it to send a clear message to the Genco Board of their desire to make their own informed decision about their investment. We also encourage the election of our two nominees who would bring necessary and constructive change to the Genco Board, whose dismissive response to our good-faith effort to narrow our slate tells shareholders everything they need to know about how afraid the Genco Board and management are of having any voice in the board room that may question management’s agenda."

With respect to Genco's poison pill and its potential to entrench the incumbent Board, ISS recommended a vote AGAINST ratification and stated:

"A vote AGAINST this proposal is warranted. This is merely an advisory proposal, with no board commitment to terminating the pill should shareholders fail to approve it. Moreover, the proposed extension of the pill for an additional three years and shareholders' limited ability to act outside the annual meeting cycle raises concern about its potential use as an entrenchment mechanism."

Glass Lewis, while recommending a vote in favor of the pill, nonetheless raised similar concerns about the poison pill’s entrenchment risk and stated:

"Rights plans are generally viewed skeptically because they may limit shareholders' ability to receive a takeover premium and may entrench an incumbent board. In the present case, this concern is heightened by the fact that Diana's Tender Offer is live and the Rights Agreement could affect Diana's ability to complete an acquisition if the offer were successful."

With respect to the Genco Board's failure to engage with Diana's proposal, ISS stated:

"It appears that the initial offer was a reasonable starting point for discussions when it was disclosed."

"That the board did not engage at that time may be cause for concern."

Glass Lewis also noted the following about Diana, Genco's largest shareholder, and its involvement:

"Diana has presented itself as a serious and committed bidder, having accumulated a significant ownership position in Genco, submitted multiple acquisition proposals, commenced a tender offer and subsequently increased its cash offer multiple times. The revised $24.80 offer is supported by committed financing and is not subject to a financing condition."

"Overall, the trading record suggests that Diana's involvement coincided with a significant rerating of Genco's shares."

*Diana has neither sought nor obtained consent from ISS or Glass Lewis to use previously published information in this press release.

Diana has updated its GOLD universal proxy card to reflect its updated slate and recommendation that shareholders vote “FOR” Jens Ismar and Paul Cornell and WITHHOLD on Genco nominees Basil G. Mavroleon and Arthur L. Regan.

Shareholders who have already voted on the previously circulated GOLD card for Mr. Ismar and Mr. Cornell do not need to take any additional action — votes for Ismar and Cornell will be counted. Shareholders who have voted the WHITE card can change their vote by signing, dating and returning the GOLD universal proxy card. Only the latest-dated proxy will count. Please act as soon as possible —the Annual Meeting is on June 18, 2026, and the tender offer expires at 5:00 p.m., New York City time, on June 26, 2026, unless further extended.

For additional information about Diana's nominees, its case for change, and other materials related to its proxy campaign, please visit www.CashforGenco.com.

For assistance voting or tendering shares, contact Diana’s proxy solicitor and information agent, Okapi Partners LLC, toll-free at (855) 305-0857 or by email at info@okapipartners.com.

About Diana Shipping Inc.

Diana Shipping Inc. (“Diana”) (NYSE: DSX) is a global provider of shipping transportation services through its ownership and bareboat charter-in of dry bulk vessels. Diana’s vessels are employed primarily on short to medium-term time charters and transport a range of dry bulk cargoes, including such commodities as iron ore, coal, grain and other materials along worldwide shipping routes.

About Star Bulk Carriers Corp.

Star Bulk Carriers Corp. (“Star Bulk”) is a global shipping company providing worldwide seaborne transportation solutions in the dry bulk sector. Star Bulk’s vessels transport major bulks, which include iron ore, minerals and grain, and minor bulks, which include bauxite, fertilizers and steel products. Star Bulk was incorporated in the Marshall Islands on December 13, 2006 and maintains executive offices in Athens, New York, Stamford and Singapore.

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this communication and other statements made by Diana or Star Bulk, as applicable, may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements regarding the intent, beliefs, expectations, objectives, goals, future events, performance or strategies and other statements of Diana, Star Bulk or their respective management teams, which are other than statements of historical facts.

Diana and Star Bulk desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. These forward-looking statements relate to, among other things, Diana’s proposal to acquire Genco and the anticipated benefits of such a transaction, and Diana’s ability to finance such transaction. Forward looking statements can be identified by words such as “believe,” “will,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements.

The forward-looking statements in this press release and in other statements made by Diana or Star Bulk, as applicable, are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in Diana’s or Star Bulk’s records, Genco’s public filings and disclosures and data available from third parties. Although Diana or Star Bulk, as applicable, believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond their control, Diana or Star Bulk, as applicable, cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

The forward-looking statements in this communication are based on current expectations, assumptions, and estimates, and are subject to numerous risks and uncertainties. These include, without limitation, risks relating to: (i) the possibility that the proposed transaction may not proceed; (ii) the ability to obtain regulatory or shareholder approvals, if required; (iii) the risk that Genco’s Board of Directors or management may continue to oppose the proposal or not respond to further attempted engagement by Diana; (iv) failure to realize anticipated benefits of the transaction; (v) changes in the financial or operating performance of Diana, Star Bulk or Genco; (vi) the possibility that shareholders of Genco will not elect to tender their shares of common stock of Genco in connection with the Offer (as defined below) or that the conditions to consummation of the Offer are not satisfied; and (vii) general economic, market, and industry conditions. These and other risks are described in documents filed by Diana with, or furnished by Diana to, the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and its other subsequent documents filed with, or furnished to, the SEC, and are described in documents filed by Star Bulk with, or furnished by Star Bulk to, the SEC, including its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and its other subsequent documents filed with, or furnished to, the SEC. Neither Diana nor Star Bulk undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Important Additional Information and Where to Find It

Diana and certain other Participants (as defined below) have filed a definitive proxy statement and accompanying GOLD universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of Diana’s director nominees to the board of directors of Genco at Genco’s 2026 Annual Meeting, the passage of Diana’s proposal to repeal, at Genco’s 2026 Annual Meeting, by-laws of Genco not publicly disclosed by Genco on or prior to August 28, 2025 and a proposal that the board of directors of Genco conduct a process to explore strategic alternatives (such definitive proxy statement and the accompanying universal GOLD proxy card are available here).

Shareholders of Genco are strongly advised to read the Participants’ proxy statement and other proxy materials, including the accompanying GOLD proxy card, as they become available because they will contain important information. The Participants’ definitive proxy statement, and other proxy materials when filed, are available at no charge on the SEC’s website at www.sec.gov.

The definitive proxy statement and other relevant documents filed by Genco with the SEC are also available, without charge, by directing a request to Diana’s proxy solicitor, Okapi Partners LLC, at its toll-free number (855) 305-0857 or via email at info@okapipartners.com.

Certain Information Regarding Participants in the Solicitation

The participants in the proxy solicitation (the “Participants”) are Diana; Semiramis Paliou, Director and Chief Executive Officer of Diana; Simeon Palios, Director and Chairman of Diana; Ioannis G. Zafirakis, Director and President of Diana; Maria Dede, co-Chief Financial Officer and Treasurer of Diana; Margarita Veniou, Chief Corporate Development, Governance & Communications Officer and Secretary of Diana; Evangelos Sfakiotakis, Chief Technical Investment Officer of Diana; Maria-Christina Tsemani, Chief People and Culture Officer of Diana; Anastasios Margaronis, Director of Diana; Kyriacos Riris, Director of Diana; Apostolos Kontoyannis, Director of Diana; Eleftherios Papatrifon, Director of Diana; Simon Frank Peter Morecroft, Director of Diana; and Jane Sih Ho Chao, Director of Diana; Diana’s nominees, Jens Ismar and Paul Cornell; Star Bulk Carriers Corp. (“Star Bulk”); Petros Pappas, Director and Chief Executive Officer of Star Bulk; and Hamish Norton, President of Star Bulk.

As of the date hereof, Diana is the beneficial owner of 6,264,548 shares of Genco common stock, representing approximately 14.4% of the outstanding shares of common stock of Genco. As of the date hereof, none of Semiramis Paliou, Simeon Palios, Ioannis G. Zafirakis, Maria Dede, Margarita Veniou, Evangelos Sfakiotakis, Maria-Christina Tsemani, Anastasios Margaronis, Kyriacos Riris, Apostolos Kontoyannis, Eleftherios Papatrifon, Simon Frank Peter Morecroft, Jane Sih Ho Chao, Jens Ismar, Paul Cornell, Star Bulk, Petros Pappas, or Hamish Norton beneficially owns any Genco common stock.

Information Regarding the Offer

On May 4, 2026, Diana commenced a tender offer (the “Offer”), through its wholly owned subsidiary 4 Dragon Merger Sub Inc., to purchase all outstanding shares of Genco common stock at $23.50 per share in cash. On May 27, 2026, Diana (i) increased the offer price from $23.50 per share in cash to $24.80 per share in cash, and (ii) extended the expiration of the Offer to 5:00 p.m., New York City time, on June 26, 2026, unless further extended. To the extent that Genco declares a cash dividend or other distribution on the Genco shares, the offer price will be reduced by the amount payable per share.

The Offer is conditioned upon, among other things: (i) Genco entering into a definitive merger agreement with Diana substantially in the form of the merger agreement included with the Offer documents; (ii) Genco shareholders validly tendering a majority of Genco's outstanding shares on a fully diluted basis; (iii) the termination or inapplicability of Genco's shareholder rights plan; (iv) the Genco Board's approval of the transaction under certain affiliate transaction provisions in Genco’s charter and (v) other customary conditions. Satisfaction of the merger agreement condition, the shareholder rights plan condition and the affiliate transaction condition is solely within the control of Genco and the members of the Genco Board.

If the Offer is successfully completed, Diana intends to consummate a second-step merger as promptly as practicable, in which any remaining Genco shareholders who did not tender their shares in the Offer would receive the same $24.80 per share in cash that was paid in the Offer. As a result, if the Offer is completed and the second-step merger is consummated, all Genco shareholders — whether or not they tender their shares — would receive $24.80 per share in cash. Importantly, shareholders who tender in the Offer may receive their cash sooner than those whose shares are acquired in the second-step merger.

The Offer to Purchase and related Letter of Transmittal are being mailed to Genco shareholders and will be filed with the U.S. Securities and Exchange Commission. Copies of these materials will be available at no charge on the SEC's website at www.sec.gov.

Questions and requests for assistance regarding the Offer may be directed to Okapi Partners LLC, the information agent for the Offer, toll-free at (855) 305-0857 or by email at info@okapipartners.com.

Website Updates

About Diana Shipping Inc.

Diana Shipping Inc. (“Diana”) (NYSE: DSX) is a global provider of shipping transportation services through its ownership and bareboat charter-in of dry bulk vessels. Diana’s vessels are employed primarily on short to medium-term time charters and transport a range of dry bulk cargoes, including such commodities as iron ore, coal, grain and other materials along worldwide shipping routes.

About Star Bulk Carriers Corp.

Star Bulk Carriers Corp. (“Star Bulk”) is a global shipping company providing worldwide seaborne transportation solutions in the dry bulk sector. Star Bulk’s vessels transport major bulks, which include iron ore, minerals and grain, and minor bulks, which include bauxite, fertilizers and steel products. Star Bulk was incorporated in the Marshall Islands on December 13, 2006 and maintains executive offices in Athens, New York, Stamford and Singapore.

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this communication and other statements made by Diana or Star Bulk, as applicable, may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements regarding the intent, beliefs, expectations, objectives, goals, future events, performance or strategies and other statements of Diana, Star Bulk or their respective management teams, which are other than statements of historical facts.

Diana and Star Bulk desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. These forward-looking statements relate to, among other things, Diana’s proposal to acquire Genco and the anticipated benefits of such a transaction, and Diana’s ability to finance such transaction. Forward looking statements can be identified by words such as “believe,” “will,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements.

 The forward-looking statements in this press release and in other statements made by Diana or Star Bulk, as applicable, are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in Diana’s or Star Bulk’s records, Genco’s public filings and disclosures and data available from third parties. Although Diana or Star Bulk, as applicable, believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond their control, Diana or Star Bulk, as applicable, cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

The forward-looking statements in this communication are based on current expectations, assumptions, and estimates, and are subject to numerous risks and uncertainties. These include, without limitation, risks relating to: (i) the possibility that the proposed transaction may not proceed; (ii) the ability to obtain regulatory or shareholder approvals, if required; (iii) the risk that Genco’s Board of Directors or management may continue to oppose the proposal or not respond to further attempted engagement by Diana; (iv) failure to realize anticipated benefits of the transaction; (v) changes in the financial or operating performance of Diana, Star Bulk or Genco; (vi) the possibility that shareholders of Genco will not elect to tender their shares of common stock of Genco in connection with the Offer (as defined below) or that the conditions to consummation of the Offer are not satisfied; and (vii) general economic, market, and industry conditions. These and other risks are described in documents filed by Diana with, or furnished by Diana to, the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and its other subsequent documents filed with, or furnished to, the SEC, and are described in documents filed by Star Bulk with, or furnished by Star Bulk to, the SEC, including its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and its other subsequent documents filed with, or furnished to, the SEC. Neither Diana nor Star Bulk undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Important Additional Information and Where to Find It

Diana and certain other Participants (as defined below) have filed a definitive proxy statement and accompanying GOLD universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of Diana’s director nominees to the board of directors of Genco at Genco’s 2026 Annual Meeting, the passage of Diana’s proposal to repeal, at Genco’s 2026 Annual Meeting, by-laws of Genco not publicly disclosed by Genco on or prior to August 28, 2025 and a proposal that the board of directors of Genco conduct a process to explore strategic alternatives (such definitive proxy statement and the accompanying universal GOLD proxy card are available here).

Shareholders of Genco are strongly advised to read the Participants’ proxy statement and other proxy materials, including the accompanying GOLD proxy card, as they become available because they will contain important information. The Participants’ definitive proxy statement, and other proxy materials when filed, are available at no charge on the SEC’s website at www.sec.gov.

The definitive proxy statement and other relevant documents filed by Genco with the SEC are also available, without charge, by directing a request to Diana’s proxy solicitor, Okapi Partners LLC, at its toll-free number (855) 305-0857 or via email at info@okapipartners.com.

Certain Information Regarding Participants in the Solicitation

The participants in the proxy solicitation (the “Participants”) are Diana; Semiramis Paliou, Director and Chief Executive Officer of Diana; Simeon Palios, Director and Chairman of Diana; Ioannis G. Zafirakis, Director and President of Diana; Maria Dede, co-Chief Financial Officer and Treasurer of Diana; Margarita Veniou, Chief Corporate Development, Governance & Communications Officer and Secretary of Diana; Evangelos Sfakiotakis, Chief Technical Investment Officer of Diana; Maria-Christina Tsemani, Chief People and Culture Officer of Diana; Anastasios Margaronis, Director of Diana; Kyriacos Riris, Director of Diana; Apostolos Kontoyannis, Director of Diana; Eleftherios Papatrifon, Director of Diana; Simon Frank Peter Morecroft, Director of Diana; and Jane Sih Ho Chao, Director of Diana; Diana’s nominees, Jens Ismar and Paul Cornell; Star Bulk Carriers Corp. (“Star Bulk”); Petros Pappas, Director and Chief Executive Officer of Star Bulk; and Hamish Norton, President of Star Bulk.

As of the date hereof, Diana is the beneficial owner of 6,264,548 shares of Genco common stock, representing approximately 14.4% of the outstanding shares of common stock of Genco. As of the date hereof, none of Semiramis Paliou, Simeon Palios, Ioannis G. Zafirakis, Maria Dede, Margarita Veniou, Evangelos Sfakiotakis, Maria-Christina Tsemani, Anastasios Margaronis, Kyriacos Riris, Apostolos Kontoyannis, Eleftherios Papatrifon, Simon Frank Peter Morecroft, Jane Sih Ho Chao, Jens Ismar, Paul Cornell, Star Bulk, Petros Pappas, or Hamish Norton beneficially owns any Genco common stock.

Information Regarding the Offer

On May 4, 2026, Diana commenced a tender offer (the “Offer”), through its wholly owned subsidiary 4 Dragon Merger Sub Inc., to purchase all outstanding shares of Genco common stock at $23.50 per share in cash. On May 27, 2026, Diana (i) increased the offer price from $23.50 per share in cash to $24.80 per share in cash, and (ii) extended the expiration of the Offer to 5:00 p.m., New York City time, on June 26, 2026, unless further extended. To the extent that Genco declares a cash dividend or other distribution on the Genco shares, the offer price will be reduced by the amount payable per share.

The Offer is conditioned upon, among other things: (i) Genco entering into a definitive merger agreement with Diana substantially in the form of the merger agreement included with the Offer documents; (ii) Genco shareholders validly tendering a majority of Genco's outstanding shares on a fully diluted basis; (iii) the termination or inapplicability of Genco's shareholder rights plan; (iv) the Genco Board's approval of the transaction under certain affiliate transaction provisions in Genco’s charter and (v) other customary conditions. Satisfaction of the merger agreement condition, the shareholder rights plan condition and the affiliate transaction condition is solely within the control of Genco and the members of the Genco Board.

If the Offer is successfully completed, Diana intends to consummate a second-step merger as promptly as practicable, in which any remaining Genco shareholders who did not tender their shares in the Offer would receive the same $24.80 per share in cash that was paid in the Offer. As a result, if the Offer is completed and the second-step merger is consummated, all Genco shareholders — whether or not they tender their shares — would receive $24.80 per share in cash. Importantly, shareholders who tender in the Offer may receive their cash sooner than those whose shares are acquired in the second-step merger.

The Offer to Purchase and related Letter of Transmittal are being mailed to Genco shareholders and will be filed with the U.S. Securities and Exchange Commission. Copies of these materials will be available at no charge on the SEC's website at www.sec.gov.

Questions and requests for assistance regarding the Offer may be directed to Okapi Partners LLC, the information agent for the Offer, toll-free at (855) 305-0857 or by email at info@okapipartners.com.